4th Quarter 2017 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 4th Quarter 2017 January 23, 2018

4th Quarter 2017 Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

4th Quarter 2017 Executive Overview Sandro DiNello, CEO

4th Quarter 2017 Strategic highlights 4 Unique relationship-based business model • Durable and balanced earnings stream - Continued growth of banking and servicing businesses has reduced impact of swings in origination business, producing more predictable and consistent results Strengthen mortgage revenues Grow community banking Highly profitable operations • Solid, consistent financial results - Adjusted net income of $35 million(1) or $0.60(1) per diluted share; up 25% vs. 4Q16 Positioned to thrive in any market • Strong credit metrics and low delinquency levels supported by 1.8 percent allowance coverage ratio • Relatively neutral interest rate risk position • Tier 1 leverage ratio of 8.5 percent, Capital Simplification proposal would improve Tier 1 leverage ratio to 9.2 percent • Continued transformation into strong commercial bank - Average commercial loans up $344 million, or 9 percent vs. prior quarter - $1.1 billion of high quality C&I and CRE loans added to balance sheet in 2017 • Received regulatory approval to acquire eight Desert Community Bank branches • Mortgage acquisitions strengthened distribution channels and added flexibility to take advantage of market conditions - Mortgage closings totaled $9.7 billion, up 14 percent vs. 3Q17 - Fallout-adjusted locks increased 42% vs. 4Q16 1) Non-GAAP number. Number shown excludes non-cash charge of $80 million, or $1.37 per diluted share, resulting from Tax Cuts and Jobs Act. Please see reconciliation on page 48.

4th Quarter 2017 Financial Overview Jim Ciroli, CFO

Financial highlights

4th Quarter 2017

Durable earnings	• Adjusted net income of $35 million[1], or $0.60[1] per diluted share, in 4Q17 - Average earning assets grew 4 percent, and net interest margin remained steady; deposits grew 1 percent - GOS margin strengthened to 91 basis points, while volumes dropped only 3 percent - Mortgage Servicing gained scale with book of business that exceeds 440,000 accounts
Strong banking contribution	• Net interest income rose $4 million, or 4 percent, led by growth of high-quality, relationship-based commercial loans - Average earning assets rose on strength of 9 percent increase in average commercial loans - Net interest margin remained stable at 2.76 percent on continued deposit price discipline
Good mortgage performance	• Mortgage revenue[2] down $7 million; stronger net gain on loan sales partially offset net loss on MSR - Net gain on loan sales rose $3 million, reflecting 7 basis point increase in GOS margin - Net loss on MSR was $4 million, led by drop in fair value from model changes and charge on pending MSR sales
Strong asset quality	• Net charge-offs negligible at 0.11 percent of HFI loans • Nonperforming loan ratio fell to 0.38 percent; early stage delinquencies low and stable • Allowance for loan losses covered 1.8 percent of loans HFI
Robust capital position	• Capital remained hallmark with regulatory capital ratios well above current "well capitalized" guidelines - Tier 1 leverage at 8.5 percent with nearly 120 basis points of trapped capital in MSRs and DTAs - Tier 1 leverage has approximately 350 basis point buffer to "well-capitalized" minimums that would grow to approximately 420 basis points under the proposed Capital Simplification

1) Non-GAAP number. Number shown excludes non-cash charge of $80 million, or $1.37 per diluted share, resulting from Tax Cuts and Jobs Act. Please see reconciliation on page 48.
2) Mortgage revenue is defined as net gain on loan sales HFS plus the net (loss) return on the MSR.

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Flagstar Bancorp

Quarterly income comparison

4th Quarter 2017

$mm

	4Q17	3Q17	$ Variance	% Variance
Net interest income (A)	$107	$103	$4	4%
Provision for loan losses ("PLL")	2	2	-	0%
Net interest income after PLL	105	101	4	4%
Net gain on loan sales (B1)	79	75	4	5%
Loan fees and charges	24	23	1	4%
Loan administration income	5	5	-	0%
Net return on mortgage servicing rights (B2)	(4)	6	(10)	N/M
Representation and warranty benefit	2	4	(2)	(50%)
Other noninterest income	18	17	1	6%
Total noninterest income	124	130	(6)	(5%)
Net gain on loan sales / total revenue	34%	32%		2%
Compensation and benefits	80	76	4	5%
Commissions and loan processing expense	39	38	1	3%
Other noninterest expenses	59	57	2	4%
Total noninterest expense (C)	178	171	7	4%
Income before income taxes	**51**	**60**	**(9)**	**(15%)**
Provision for income taxes	16 [1]	20	(4)	(20%)
Net income	**$35** [1]	**$40**	**($5)**	**(13%)**
Diluted income per share	**$0.60** [1]	**$0.70**	**($0.10)**	(14%)
Profitability				
Net interest margin	2.76%	2.78%	(2 bps)	
Total revenues	$231	$233	($2)	(1%)
Mortgage rate lock commitments, fallout adjusted	$8,631	$8,898	($267)	(3%)
Mortgage closings	$9,749	$9,572	$177	2%
Net gain on loan sale margin, HFS	0.91%	0.84%	7 bps	

Observations

A Net interest income

- Net interest income increased $4mm or 4%
  - Average earning assets increased 4%, led by commercial loans (up 9%)
  - Net interest margin stable at 2.76%, reflecting continued deposit price discipline

B Noninterest income

- Noninterest income decreased $6mm or 5%
  - Higher GOS revenues largely reflected higher GOS margin; FOAL fell only 3 percent, reflecting strengthening of bulk and retail channels
  - Net return on MSR declined $10 million on model changes and MSR sales that extends flexibility for holding MSRs on-balance sheet

C Noninterest expense

- Noninterest expense increased $7mm or 4%
  - Compensation and benefits rose $4mm, led primarily by incentive compensation
  - $2 million higher expense supported growth initiatives
  - Commissions and loan processing expense rose $1mm on higher loan originations

1) Non-GAAP number. Number shown excludes non-cash charge of $80 million, or $1.37 per diluted share, resulting from Tax Cuts and Jobs Act. Please see reconciliation on page 48.
N/M – not meaningful

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Flagstar Bancorp

Average balance sheet highlights

4th Quarter 2017

4Q17 ($mm)

	Average Balance Sheet		
		Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$4,537	$61	1%
Consumer loans[2]	3,254	148	5%
Commercial loans[2]	4,041	344	9%
Total loans held-for-investment	7,295	492	7%
Other earning assets[3]	3,547	89	3%
Interest-earning assets	$15,379	$642	4%
Other assets	1,772	70	4%
Total assets	$17,151	$712	4%
Deposits	$9,084	$79	1%
Short-term FHLB advances & other	4,329	520	14%
Long-term FHLB advances	1,301	67	5%
Other long-term debt	494	1	0%
Other liabilities	446	19	4%
Total liabilities	$15,654	$686	5%
Stockholders' equity	1,497	26	2%
Total liabilities and stockholders' equity	$17,151	$712	4%
Tangible book value per common share (12/31/17)[4]	$24.04	($0.97)	(4%)

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Tangible book value per common share references a non-GAAP number. Please see reconciliation on page 48.

Observations

Interest-earning assets

- Average loans held-for-investment rose $492 million, or 7%, most of which came from commercial loans
  - Commercial loan growth was broad-based with a solid gain in CRE, C&I and warehouse loans

Interest-bearing liabilities

- Average deposits grew $79 million, or 1%, led by higher company-controlled and government deposits
- Retail deposits unchanged with mix shift from retail savings to retail CDs
  - Deposit costs managed despite slight duration extension from higher CD mix

Equity[4]

- Common equity to asset ratio of 8.3%
- FBC closing share price of $38.98 on January 22, 2018 is 162% of tangible book value

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Flagstar Bancorp

4th Quarter 2017 Asset quality 9 Performing TDRs and NPLs ($mm) 67 48 46 46 43 40 28 30 31 29 $107 $76 $76 $77 $72 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage(1) (% of loans HFI) 2.4% 2.4% 2.1% 2.0% 1.8% 3.3% 2.9% 2.5% 2.3% 2.0% 1.6% 1.9% 1.7% 1.7% 1.6% 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 Total Consumer Commercial Net charge-offs ($mm) Representation & warranty reserve(2) ($mm) $27 $23 $20 $16 $15 $6 $6 $4 $5 $3 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 Reserve Repurchase pipeline 1 1 0 1 1 1 2 1 1 1 $2 $4 $0 $2 $2 4Q16 1Q17 2Q17 3Q17 4Q17 Adj. charge-offs Govt. guaranteed loans Loan sales 2) Please see slide 47 in the appendix for further details on the representation and warranty reserve.

Robust capital

4th Quarter 2017

Flagstar Bancorp Tier 1 Leverage



Balance sheet impact
2017 phase-in under Basel III
Proforma ratio under Capital Simplification proposal(1)
Net earnings contribution
Capital impact of MSR
8.9%
-33bps +54bps
+22bps
9.3%
-130bps+44bps
+65bps
9.1%
-38bps
-24bps +32bps
9.5%
8.8%
-40bps
-21bps +32bps
9.2%
8.5%
Well Capitalized 5.0%
12/31/2016
3/31/2017
6/30/2017
9/30/2017
12/31/2017

Observations 4Q17

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
4Q17 Actual	8.5%	11.5%	13.6%	14.9%
3Q17 Actual	8.8%	11.7%	13.7%	15.0%

- Tier 1 leverage ended the quarter at 8.5%
  - Balance sheet growth of more than $700mm consumed 40bps of capital excluding MSR impact
  - Planned MSR growth utilized 21bps of capital given positive signals of Capital Simplification
  - Net earnings contributed 32bps of capital
- Flagstar will generate capital at pre-tax rate as it utilizes its NOL-related DTAs
  - $72mm of NOL-related DTAs (43bps of Tier 1 leverage)
- Capital Simplification proposal would unleash trapped capital and increase Tier 1 leverage ~70 bps(1) and risk-based capital ratios ~30-35 bps(1) to support balance sheet growth
  - $125mm of MSRs (74bps of Tier 1 leverage) will be released upon increasing CET-1 threshold to 25%

1) Non-GAAP number. Please see reconciliation on page 48.

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Flagstar Bancorp

4th Quarter 2017 Business Segment Overview Lee Smith, COO

4th Quarter 2017 Community banking 12 Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 6.3 6.4 6.5 6.6 6.5 1.0 1.0 0.9 0.9 1.0 1.9 1.4 1.4 1.5 1.6 $9.2 $8.8 $8.7 $9.0 $9.1 4Q16 1Q17 2Q17 3Q17 4Q17 Retail Government Company-controlled deposits 1) Includes company-controlled deposits which are included as part of mortgage servicing. 1.2 1.4 1.7 1.8 1.9 1.9 2.2 2.3 2.7 2.9 2.9 2.4 2.6 2.7 2.8 $6.0 $6.0 $6.6 $7.2 $7.6 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 Commercial and Industrial Commercial Real Estate Warehouse Average commercial loans ($bn) Average consumer loans ($bn) 0.7 0.8 0.9 1.1 1.1 1.2 1.3 1.5 1.6 1.9 1.5 0.7 0.9 1.0 1.0 $3.5 $2.8 $3.3 $3.7 $4.0 4Q16 1Q17 2Q17 3Q17 4Q17 Commercial and Industrial Commercial Real Estate Warehouse 2.2 2.4 2.5 2.6 2.7 0.5 0.5 0.5 0.5 0.6 $2.7 $2.9 $3.0 $3.1 $3.3 4Q16 1Q17 2Q17 3Q17 4Q17 Residential First Mortgages Other Consumer Loans

4th Quarter 2017 $6.1 $6.0 $9.0 $8.9 $8.6 4Q16 1Q17 2Q17 3Q17 4Q17 3.2 3.1 5.5 5.5 5.3 5.3 2.8 3.7 4.1 4.4 $8.6 $5.9 $9.2 $9.6 $9.7 4Q16 1Q17 2Q17 3Q17 4Q17 Purchase originations Refinance originations Purchase Mix % Mortgage originations 13 43% 54% 58% 55% 54% 4.5 3.0 4.6 4.5 4.9 1.9 1.7 2.4 2.2 2.3 2.1 1.2 2.2 2.9 2.5 $8.6 $5.9 $9.2 $9.6 $9.7 4Q16 1Q17 2Q17 3Q17 4Q17 Conventional Government Jumbo Closings by purpose ($bn) Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks ($bn) $57 $48 $66 $75 $79 0.93% 0.80% 0.73% 0.84% 0.91% 4Q16 1Q17 2Q17 3Q17 4Q17 Gain on loan sale Gain on sale margin (HFS)

4th Quarter 2017 Mortgage servicing 14 MSR / regulatory capital (Bancorp) Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) 4.2 5.8 17.1 4.3 2.5 2.2 1.9 1.6 $6.7 $8.0 $19.0 $2.0 $4.3 4Q16 1Q17 2Q17 3Q17 4Q17 Bulk Sales Flow Transactions 133 117 66 87 103 221 242 305 297 310 29 34 31 31 29 383 393 402 415 442 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 Serviced for Others Subserviced for Others Flagstar Loans HFI 31% 28% 15% 20% 24% 27% 23% 13% 17% 21% 12/31/2016 3/31/2017 6/30/17 9/30/17 12/31/17 MSR to Tier 1 Common MSR to Tier 1 Capital Average company-controlled deposits ($bn) $1.9 $1.4 $1.4 $1.5 $1.6 4Q16 1Q17 2Q17 3Q17 4Q17

4th Quarter 2017 Noninterest expense and efficiency ratio 15 Quarterly noninterest expense ($mm) and efficiency ratio 77% 77% 72% 74% 77% $142 $140 $154 $171 $178 4Q16 1Q17 2Q17 3Q17 4Q17 Efficiency ratio Noninterest expense ● Higher expenses led by incentive compensation and investment in growth initiatives with stable efficiency ratio

4th Quarter 2017 Closing Remarks / Q&A Sandro DiNello, CEO

4th Quarter 2017 Earnings guidance(1) 17 1) See cautionary statements on slide 2. Net interest income • Net interest income fairly steady - Average earning assets relatively unchanged; Higher home builder and consumer loans largely offset by decline in loans held-for-sale and warehouse loans from fewer mortgage closings - Net interest margin fairly stable Net gain on loan sales • Net gain on loan sales relatively steady - Consumer direct mortgage team from Capital One provides no meaningful impact in 1Q18 Mortgage servicing rights (MSRs) • Net return on MSRs approximates 5-7% before transaction costs from closing 1Q18 MSR sales Other noninterest income • Loan fees and charges down moderately on lower mortgage loan closings • All other noninterest income fairly steady with Q4 levels Noninterest expense • Noninterest expense to rise to between $183-$188 million, due to seasonally higher payroll taxes and benefit costs and continued investment in revenue growth initiatives 1st Quarter 2018 Outlook

4th Quarter 2017 Appendix Company overview 19 Financial performance 26 Community banking 30 Mortgage origination 41 Mortgage servicing 43 Capital and liquidity 44 Asset quality 47 Non-GAAP reconciliation 48

4th Quarter 2017 Flagstar at a glance COMPANY OVERVIEW 99 Branches in Michigan Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $16.9bn of assets and $8.9bn of deposits • 99 branches • 108k household & 15k business relationships Mortgage origination • Leading national originator of residential mortgages ($34.4bn during 2017) • Recent acquisitions originated approximately $10bn of residential mortgages during 2016 • More than 1,000 correspondent and more than 700 broker relationships Mortgage servicing • 8th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 442k loans • Scalable platform with capacity to service 1mm loans • Lower cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $2.2bn • Member of the Russell 2000 Index 19 1) Pending Desert Community Bank branch acquisition expected to close during 1Q18. 2) Includes seven home lending offices located in banking branches. 3) Opes has one retail lending office in Honolulu, HI that is not pictured on this map. 42 Opes retail home lending offices(3) 47 Flagstar retail home lending offices(2) 99 Flagstar Bank branches 8 Desert Community Bank Branches(1) Operations center

4th Quarter 2017 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 20

4th Quarter 2017 ● Illustrative case studies detailed below: 21 Flagstar’s integrated business model Initial relationship • Established correspondent lending relationship (2017) - Purchased more than $225mm of mortgages year-to-date Expanded relationship • Warehouse line of credit (2017) - Commitments of $50mm • Initiated subservicing agreement (2017) - Entire portfolio of newly originated mortgage loans are on-boarded with Flagstar Residential MBS Investor Initial relationship • Bulk sale of MSRs with subservicing retained (2013 - 2014) Expanded relationship • Provided MSR lending facility (2016) - Commitments of $50mm collateralized by FNMA MSRs - Subservice non-Flagstar mortgage accounts providing fee income • Portfolio recapture services provided with direct-to-consumer refinancings of more than $200mm since inception (2016) • Additional bulk and flow sales of MSRs with subservicing retained (2017 completed and 2018 pending) Home Builder Initial relationship • Provided home builder line of credit (2016) - Unsecured non-real estate commitments of $30mm - Average commercial deposits of more than $15mm Expanded relationship • Participated in syndicated warehouse facility to captive mortgage operation (2016) - Commitments of $36mm - 1 of 3 participants in the syndication Wholesale Originator COMPANY OVERVIEW

4th Quarter 2017 Pistons sponsorship improves brand awareness Local and national exposure Key elements support community banking, mortgage origination and mortgage servicing: • First-ever jersey patch sponsor for the Pistons • Exclusive title as official banking and mortgage sponsor • Three 30 second TV and radio spots per game • In-arena signage including courtside, baskets, LED rings • Affinity debit and credit cards • Digital banner ads on Pistons.com and Pistons mobile app Value proposition 22 Exclusive banking and mortgage sponsorship • Sponsorship agreement benefits: - Creates national brand exposure that supports all business lines - Our target customers are NBA viewers - Increased exposure in Michigan banking market • Strong value proposition relative to other announced NBA sponsorship deals - Multi-year agreement with an option to extend Meaningful geographic overlap COMPANY OVERVIEW Bank branches Flagstar retail home lending Opes retail home lending NBA franchise

4th Quarter 2017 Flagstar has a strong executive team COMPANY OVERVIEW 23 Board of Directors John Lewis Chairman Community Banking Chief Financial Officer • CFO since 8/14 • More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp Chief Operating Officer • COO since 5/13 • Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper • Extensive expe- rience in financial management and operations • Chartered Accoun- tant in England and Wales Chief Risk Officer • CRO since 6/14 • Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan Mortgage Banking • Appointed President of Mortgage effective 9/17 • Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives General Counsel • General Counsel since 6/15 • 20 years of legal experience with the FDIC and Sidley Austin LLP • CEO since 5/13 • Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy Patrick McGuirk Steve Figliuolo Drew Ottaway Kristy Fercho Jim Ciroli Lee Smith • Executive Vice President, Michigan Market President and Managing Director, Lending • With Flagstar since 12/15 and has 30 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD Chief Audit Officer Sandro DiNello President & CEO Brian Dunn

COMPANY OVERVIEW
4th Quarter 2017

Risk management

Best-in-class risk management platform with 206 FTEs(1)


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC / Appraisal Review
MFIU Fraud Investigations
Loan Review
Operational Risk
AML / BSA
Compliance
FTEs
5
5
63
50
12
7
6
32
26

Modeling & Analytics ERM:
- Capital planning / stress test modeling

Chief Credit Officer:
- Mortgage
- Warehouse
- Commercial
- Consumer
- TPO's
- Counterparty

Operational Risk:
- Model risk management
- Risk assessment/ deficiency mgmt
- R&W reserve
- Market risk
- Effective challenge

1) Excludes 25 FTEs in internal audit and 4 FTEs in Sarbanes-Oxley compliance.

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Flagstar Bancorp

COMPANY OVERVIEW

4th Quarter 2017

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Opportunistic team lift outs • Grow national lending platforms[1] - Expand warehouse lending (375bp spread) - Grow home builder finance (475bp spread) - Build MSR lending (425bp spread; LTVs<60%) • Cultivate middle-market and business banking relationships • Add specialty lending disciplines and teams	• Recruit experienced talent to increase share of origination market - Distributed and direct-to-consumer retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Pairing a deposit franchise where we currently have mortgage origination offices could enhance synergies between them • Acquiring deposit oriented franchises that lag in support growing asset generation • Leverage relationship banking models and community banking approach	• Opportunistically; no strategic bank buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment is accelerating exits • Can produce compelling returns with reliance only on funding synergies

1) Indicated spreads are targets and may not be reflective of actual spreads.

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Flagstar Bancorp

4th Quarter 2017 Long-term targets • Long-term target of 1.1 - 1.7% - Add incremental revenue with low incremental cost - Improved risk management will deliver long-run savings • Long-term target of 12 - 17% - Add / increase high ROE businesses Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national lending platforms) • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs - Scalable platforms with balance sheet growth at low incremental cost • Nationally recognized leader the quick brown fox d • Growth trajectory 5 - 10% - Expand retail originations • Every 100k in new loans sub-serviced generates $4mm - $6mm of incremental pre-tax profits Revenues Mortgage Banking FINANCIAL PERFORMANCE 26

4th Quarter 2017 $61 $65 $73 $73 $76 $79 $77 $80 $87 $83 $97 $103 $107 $8.7 $9.4 $10.4 $10.7 $11.2 $11.9 $11.6 $12.3 $12.8 $12.3 $14.0 $14.7 $15.4 1Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Net interest income ($mm) Average earning assets ($bn) ● Sold lower performing assets and re-deployed capital into higher spread commercial loans ● Transition to more stable net interest income Average earning assets and net interest income CAGR 21% CAGR 21% 27 Higher net interest income is stabilizing earnings FINANCIAL PERFORMANCE

4th Quarter 2017 0% 25% 50% 75% 100% $22 $26 $30 $34 $38 $42 12/16 1/17 2/17 3/17 4/17 5/17 6/17 7/17 8/17 9/17 10/17 11/17 12/17 Buy Hold Actual Price Target Price Actual Price +39% Target Price +37% Price target has increased on improved prospects 28 Analyst rating history FINANCIAL PERFORMANCE Source: Analyst ratings and target price (consensus estimate) as reported by First Call.

FINANCIAL PERFORMANCE
4th Quarter 2017

Valuation metrics

Observation: Flagstar continues to narrow its valuation discount to its banking peers.

Market / tangible book


FBC valuation vs. SNL U.S. Bank and Thrift Index
Market value gap: ~$0.7B
57%
77%
75%
U.S. presidential election
1/31/2016
3/31/2016
6/30/2016
9/30/2016
12/31/2016
3/31/2017
6/30/2017
9/30/2017
12/31/2017

Price / LTM earnings


FBC valuation vs. SNL U.S. Bank and Thrift Index
Market value gap: ~$0.3B
67%
85%
87%
U.S. presidential election
1/31/2016
3/31/2016
6/30/2016
9/30/2016
12/31/2016
3/31/2017
6/30/2017
9/30/2017
12/31/2017

29

Flagstar Bank

4th Quarter 2017 % YoY Overall MI-based Institution Branches Total Share Change 1 Chase 234 $43,668 21% 5% 2 Comerica 197 29,481 14% 14% 3 PNC 117 17,796 8% 11% 4 Bank of America 190 17,425 8% 5% 5 Fifth Third 211 16,954 8% 7% 6 Huntington 316 14,756 7% 8% 7 1 Chemical 206 11,565 6% 6% 8 2 Flagstar 99 9,024 4% 3% 9 Citizens 95 5,538 3% 9% 10 TCF 52 3,010 1% 13% Top 10 1,717 $169,218 81% 8% 2017 Rank Deposits ($mm) 154 7 35 Strong market position as leading MI-based bank COMMUNITY BANKING 30 Deposit Median Proj HHI Proj pop Market $mm % of total mkt share HHI(2) growth(2)(3) growth(2)(3) Oakland County(1) 3,497 46.4% 6.7% 76,705 11.7% 4.1% Grand Rapids MSA 415 5.5% 2.0% 61,391 10.9% 3.3% Ann Arbor MSA 351 4.7% 4.0% 69,221 8.9% 3.3% Key Flagstar markets 4,262 56.6% 5.3% 74,599 11.4% 3.9% National aggregate 61,045 8.9% 3.5% Flagstar Deposits Source: SNL Financial; Note: Deposit data as of June 30, 2017; MI-based banks highlighted. 1) Oakland County data excludes $1.5bn of company-controlled deposits held at company headquarters. 2) Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted. 3) 2018–2023 CAGR. Flagstar’s branch network Market share Attractive markets Leading position among independent banks

4th Quarter 2017 Deposits Portfolio and strategy overview COMMUNITY BANKING 31 6.3 6.4 6.5 6.5 6.5 2.9 2.4 2.2 2.5 2.6 $9.2 $8.8 $8.7 $9.0 $9.1 4Q16 1Q17 2Q17 3Q17 4Q17 Retail deposits Other deposits Total average deposits ($bn) • Flagstar gathers deposits from consumers, businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.64%(1) [CATEGORY NAME], [VALUE] Savings, 40% [CATEGORY NAME], [VALUE] [CATEGORY NAME], [VALUE] [CATEGORY NAME], 17% Government & other, 11% 72% retail Total : $9.1bn 0.64% cost of total deposits(1) 4Q17 total average deposits 1) Total deposits include noninterest bearing deposits.

4th Quarter 2017 Deposit growth opportunities • Average balance of $1.0bn during 4Q17 • Cost of total government deposits: 0.90%(2) during 4Q17 • Michigan deposits are not required to be collateralized • Strong, long-term relationships across the state • Average balance of $0.5bn during 4Q17 • Flagstar realized 11% year-over-year increase in commercial deposits - Increasing balances with growing lines of business, including home builder finance • Offer complete line of treasury management services • Average balance of $1.6bn during 4Q17 on 442k loans serviced and sub-serviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced and sub-serviced • Average balance of $6.0bn during 4Q17 of which 75% are demand & savings accounts • Cost of total core deposits(1): 0.75%(2) during 4Q17 • Average core deposits of $66mm per branch • Flagstar’s brand campaign is helping grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company-controlled COMMUNITY BANKING 1) Core deposits = total deposits excluding government deposits and company-controlled deposits. 2) Total deposits include noninterest bearing deposits. 32

COMMUNITY BANKING

4th Quarter 2017

Desert Community Bank branches

San Bernardino County, CA (High Desert region)

Market rank ($mm)[1] - 6/30/17

Rank	Bank	As of 6/30/17	1-Year % Incr
1	Bank of America	$626	11%
2	Desert Community Bank	$585	9%
3	JPMorgan Chase	$479	14%
4	Wells Fargo	$478	9%
5	Mitsubishi UFJ	$338	7%
6	US Bank	$307	5%
7	Citizens Business Bank	$112	5%

Demographics[1][2]

- San Bernardino is the fifth largest county in California with 2.1mm residents and a median household income of $60k
  - Strong projected population growth of 4% and household income growth of 10%
- Desert Community Bank has the #2 market share position in the High Desert region of San Bernardino County, CA
  - San Bernardino County has realized deposit growth of nearly 7% since 2012 (5 year CAGR); potential to grow low-cost deposits

(1) Source: 6/30/17 FDIC Summary of Deposits as reported by SNL Financial.
(2) As estimated at July 1, 2015 by the U.S. Census Bureau.
(3) Pending acquisition expected to close 1Q18.

Acquired deposits ($mm) – 9/30/17[3]


Certificates of deposit 15%
Noninterest bearing 43%
Savings & money market 42%

0.25% cost of deposits

Acquired branch list

Rank	Branch Location	Deposits ($mm)
1	Apple Valley	$121
2	Victorville (Main Branch)	104
3	Hesperia	88
4	Victorville (North Branch)	83
5	Adelanto	67
6	Barstow	57
7	Wrightwood	38
8	Phelan	36
		$594
	Average deposits / branch	$74

33

Flagstar Bancorp

4th Quarter 2017 Desert Community Bank branches 34 Transaction summary • Flagstar is acquiring the branches of Desert Community Bank, a division of East West Bank(1) - 8 branches in High Desert region of San Bernardino County, California - Approximately $600mm of deposits at average cost of 0.25% (82% retail deposits)(2) - Approximately $70mm of loans that yield 4.8% (85% commercial) (2) • Expected to have only a 20-25 basis point impact to Tier 1 leverage Strategic rationale • Fits strategic goal of acquiring deposit-oriented franchises - Provides low-cost, stable funding to continue growing balance sheet • Combines a successful deposit franchise with a significant Flagstar presence already on the West Coast - Largest mortgage origination state (30+% of all Flagstar production) - Market with significant commercial lending activities, including warehouse lending and home builder financing Other considerations • Conducted comprehensive due diligence consistent with a full enterprise acquisition • Closing is subject to satisfaction of customary closing conditions and is expected during first quarter of 2018 • Regulatory approval has been received • Operate as a division of Flagstar and will retain: - Existing branding - Employees (currently 65 full-time and 6 part-time) as of November 13, 2017 (1) Pending acquisition expected to close 1Q18. (2) As of September 30, 2017 COMMUNITY BANKING

Lending

Portfolio and strategy overview

COMMUNITY BANKING

4th Quarter 2017

- **Flagstar's largest category of earning assets consists of loans held-for-investment which averaged $7.3bn during 4Q17**
  - Loans to consumers consist of residential first and second mortgage loans, HELOC and other
  - C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity
  - Warehouse lending to both originators that sell to Flagstar and those who sell to other investors
- **Flagstar maintains a balance of mortgage loans held-for-sale which averaged $4.5bn during 4Q17**
  - Essentially all of our mortgage loans originated are sold into the secondary market
  - Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet

Total average loans ($bn)


Loans HFS
Loans HFI
Loans with government guarantees
$9.9
6.2
3.3
4Q16
$9.2
5.6
3.3
1Q17
$10.8
6.2
4.3
2Q17
$11.6
6.8
4.5
3Q17
$12.1
7.3
4.5
4Q17

4Q17 average loans


1st Mortgage HFI, 22%
2nds, HELOC & other, 5%
Warehouse, 9%
CRE and C&I, 25%
Loans with government guarantees, 2%
[CATEGORY NAME], 37%

35

Flagstar Bancorp

COMMUNITY BANKING
4th Quarter 2017

Flagstar has deep lending experience

Sandro DiNello
President & CEO

Drew Ottaway
Managing Director of Lending & Michigan Market President

Commercial Real Estate	Commercial & Industrial	Warehouse Lending	Capital Markets	Business Banking	Consumer Finance
Comprised of commercial and homebuilder lending officers who average experience of 21 years in banking. Prior banking experience includes Fifth Third, Wells Fargo, Bank of America, Texas Capital, and Royal Bank of Canada.	Comprised of lending officers who average experience of 25 years in banking. Prior banking experience includes Fifth Third, PNC, Bank of America and JP Morgan Chase.	Comprised of lending officers who average experience of 26 years in banking. Prior banking experience includes Citizens Bank, Bank of America and Texas Capital.	Primarily focused on syndications and secondary markets. Supports relationship based lending platforms. Recent additions from Comerica support growth in line of business	Comprised of lending officers with average experience of over 25 years in banking. Prior banking experience includes Comerica, Huntington, PNC, and Fifth Third.	Consumer Finance supports consumer lending products, including processing and underwriting of loan applications received from the Retail Branch, Direct to Consumer lending channels and Indirect originations platform.
Supported by a team of credit officers with more than 15 years average banking experience.	Supported by a team of credit officers with more than 20 years average banking experience.	Supported by a team of credit officers with nearly 15 years average banking experience.	Supported by a team of credit officers with more than 20 years average banking experience.	Supported by a team of credit officers with more than 20 years average banking experience.	Supported by a management team with an average of 25+ years of consumer lending experience

36

Flagstar Bancorp

4th Quarter 2017 Community banking growth model • Primary focus is to build relationships - Recruit experienced bankers from larger regional banks - Retain seasoned bankers within our organization • Leverage deep industry experience and client relationships - Focus on moving relationships and credit facilities to Flagstar • Low incremental efficiency ratio - Marginal cost of 15-30% that varies with type of loans underwritten • Estimated pre-tax contribution of $5bn loan growth could contribute ~$1.00 earnings per share New banker additions (past 2 years) 37 Relationship based growth platform (1) We focus on recruitment of bankers with larger, regional bank lending experience. # of Avg Years Line of Service Additions Experience(1) Business Banking 7 24 Commercial Lending 10 25 Consumer Finance 3 20 CRE Lending 5 20 Equip Financing 6 27 Home Builder Finance 15 20 Indirect Lending 3 22 Warehouse Lending 2 18 Grand Total 51 22 COMMUNITY BANKING

4th Quarter 2017 Commercial lending Diversified relationship-based commercial lending capabilities COMMUNITY BANKING Commercial Real Estate - $1.9bn (12/31/17) Home builder finance 30% Multi- family 18% Retail 14% Office 0 Industrial 11% Hospitality 6% Other 11% Commercial & Industrial - $1.2bn (12/31/17) Financial, insurance & real estate 34% Services 25% Manufacturing 16% Healthcare 9% Distribution 7% Servicing advances 7% Other 2% Warehouse - $1.1bn (12/31/17) Overview • Warehouse lines with approximately 280 active relationships nationwide, of which approximately 90% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies Warehouse Commercial Real Estate Commercial & Industrial ~140 borrowers sell >75% ~60 borrowers sell 25% - 75% ~80 borrowers sell <25% Average 34% advances sold to Flagstar Industry % Advances sold to Flagstar Property type 38 16% owner occupied 46% Michigan relationships; 18% National finance; 9% Home builder finance

4th Quarter 2017 1.2 1.2 1.2 1.2 1.1 1.7 1.2 1.4 1.5 1.7 $2.9 $2.4 $2.6 $2.7 $2.8 12/31/16 3/31/17 6/30/17 9/30/17 12/31/2017 Outstandings Unfunded Commitments FBC warehouse loan commitments ($mm) Warehouse lending COMMUNITY BANKING 39 Warehouse lenders ranked by commitments ($mm) Source: Inside Mortgage Finance as of December 1, 2017. ● National relationship based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations YOY Rank Institution Growth Total Share 1 JPMorgan Chase 38% $11,000 16% 2 Wells Fargo 13% 6,000 9% 3 Texas Capital 14% 5,642 8% 4 Comerica 4% 3,942 6% 5 BB&T 5% 3,880 6% 6 TIAA FSB (Everbank) -5% 3,800 6% 7 Customers Bank 6% 3,450 5% 8 First Tennessee 4% 3,167 5% 9 Flagstar Bancorp 2% 2,756 4% 10 Santander Bank 10% 2,700 4% Top 10% $46,337 69% 3Q17

4th Quarter 2017 Home builder finance COMMUNITY BANKING 40 Home builder loan commitments(2) ($mm) ● National relationship based lending platform launched in 1Q16 - Attractive asset class with good spreads (~475bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned to gain market share given builder and mortgage relationships - Focused on markets with strong housing fundamentals and higher growth potential - We currently have relationships with 6 of the top 10 and 42 of the top 100 builders nationwide - We are well positioned to take advantage of supply demand imbalance in housing market Home builder finance footprint Primary markets Secondary markets Overview $264 $365 $494 $619 $699 $297 $403 $484 $559 $567 $561 $768 $978 $1,178 $1,266 12/31/16 3/31/17 6/30/17 9/30/17 12/31/2017 Unpaid principal balance Unused Tightening housing supply(1) 0 2 4 6 8 10 12 0 1 2 3 4 5 6 7 8 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 Existing home sales (mm) Months supply of existing homes for sale 1) Source: Bloomberg (through 11/30/17) 2) Commitments are for loans classified as commercial real estate and commercial & industrial.

4th Quarter 2017 National distribution through multiple channels MORTGAGE ORIGINATIONS 41 Residential mortgage originations by channel ($bn) Broker Correspondent Retail $6.5 $4.5 $7.0 $7.0 $7.3 4Q16 1Q17 2Q17 3Q17 4Q17 $1.4 $1.0 $1.4 $1.3 $1.2 4Q16 1Q17 2Q17 3Q17 4Q17 $0.6 $0.4 $0.8 $1.3 $1.2 4Q16 1Q17 2Q17 3Q17 4Q17 • 2.7% market share with #8 national ranking(1) • Approximately 700 brokerage relationships in 50 states in 4Q17 • Targeted gain on sale margin of ~90bps • Top 10 relationships account for 17% of overall brokerage volume 1) Data source: As reported by Inside Mortgage Finance for 3Q17 published November 24, 2017. • 4.2% market share with #6 national ranking(1) • More than 1,000 correspondent partners in 50 states in 4Q17 • Targeted gain on sale margin of ~60bps • Top 10 relationships account for 12% of overall correspondent volume • Warehouse lines with approximately 250 correspondent relationships • Retail distribution share of 12% in 4Q17 vs. 7% in 4Q16 • Opes acquisition and organic growth has expanded our retail footprint to 95 locations in 27 states • Targeted gain on sale margin of ~300bps • Direct-to-consumer is 13% of retail volume

Flagstar has restructured its operations to be profitable even at historical lows for the mortgage origination market

MORTGAGE ORIGINATIONS
4th Quarter 2017

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017E	2018F	2019F
Nominal ($)	0.6	0.9	1.0	0.8	0.6	0.8	0.8	1.7	1.4	1.1	2.2	2.9	3.8	2.8	3.0	2.7	2.4	1.5	2.0	1.7	1.4	2.0	1.8	1.3	1.7	2.1	1.8	1.7	1.7
Real[1] ($)	1.0	1.6	1.7	1.3	1.0	1.2	1.3	2.5	2.0	1.6	3.1	3.9	5.1	3.6	3.8	3.3	2.8	1.8	2.3	1.9	1.6	2.2	2.0	1.3	1.7	2.1	1.8	1.7	1.7
Adjusted[2] ($)	1.3	1.9	2.1	1.5	1.2	1.4	1.5	2.9	2.3	1.8	3.5	4.3	5.6	3.9	4.1	3.5	3.0	1.9	2.4	2.0	1.6	2.2	2.0	1.3	1.7	2.1	1.8	1.7	1.7

Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.
1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2017 = 100).
2. Adjusted for population growth as reported by the U.S. Census Bureau (2016 = 100).

42

Flagstar Bancorp

4th Quarter 2017 Freddie 35% Fannie 37% GNMA 25% Private 3% by Investor 154 7 35 MSR portfolio as of 12/31/17 MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 9/30/2017 12/31/2017 Difference Unpaid principal balance $21,342 $25,073 $3,731 Fair value of MSR $246 $291 $45 Capitalized rate (% of UPB) 1.15% 1.16% 0.01% Multiple 4.092 4.015 (0.077) Note rate 4.026% 4.054% 0.028% Service fee 0.281% 0.289% 0.008% Average Measure ($000) UPB per loan $245 $243 ($2) FICO 728 722 (6) Loan to value 74.09% 76.61% 2.52% Net (loss) return on mortgage servicing rights ($mm) $ Return 4Q16 1Q 7 2Q17 3Q17 4Q17 Net hedged profit (l ss) ($5) $2 $0 $ ($1) Carry on asset 17 14 9 9 11 Run-off (17) (6) (4) (4) (7) Gross return on the mortgage servicing rights ($5) $10 $5 $5 $3 Sale transaction & P/L 1 (1) 1 1 (3) Model changes (1) 5 0 0 (4) Net r turn on the mortgage servicing rights ($5) $14 $6 $6 ($4) Average mortgage servicing rights $327 $344 $205 $212 $269 2016 & later; 79% 2015; 12% 2014; 4% 2013 & prior; 5% by Vintage MORTGAGE SERVICING 43 2017 82% 2016 6% 2015 7% 2014 & prior 5% By intage

4th Quarter 2017 154 7 35 Balance sheet composition CAPITAL AND LIQUIDITY 44 2% Other liabilitie s 3% Other long- term debt Liabilities & Equity 4Q17 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent and still accruing Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~72% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 10% Other assets 6% Warehouse loans 26% Loans held-for-sale 20% Mortgage loans held-for-investment 19% Agency MBS 1% Cash 18% Commercial loans Efficiently funds loans held-for-sale and warehouse loans 44% Deposits excluding company- controlled deposits (“CCD”) 33% FHLB borrowings 9% Common equity 9% Company-controlled deposits (“CCD”)

4th Quarter 2017 Liquidity and funding 154 7 35 CAPITAL AND LIQUIDITY 45 63% 66% 73% 78% 83% 4Q16 1Q17 2Q17 3Q17 4Q17 1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding company-controlled deposits). HFI loan-to-deposit ratio(1) Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar’s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

4th Quarter 2017 Low interest rate risk CAPITAL AND LIQUIDITY 46 -7.5% -8% -6% -4% -2% 0% 2% 4% 6% 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 down 100bps up 100bps +/-100bps limit 0bps 50bps 100bps 150bps 200bps 250bps 300bps 350bps 400bps 450bps 500bps 1 month 3 months 6 months 1 year 2 years 3 years 5 years 7 years 10 years 20 years 30 years up 100 bps Bear Flattener 12/31/2017 Net interest margin – 12 month horizon instantaneous shocks ($mm) Economic value of equity, trend (9/30/16 - 12/31/17) ($ in mm) +100bps Bear Flattener Net interest income $8 ($40) Noninterest Income ($8) to $0 $0 to $40 Scenario

4th Quarter 2017 761 503 135 91 FY14 FY15 FY16 FY17 Repurchase demands Representation & Warranty reserve details (in millions) 12/31/16 3/31/17 6/30/17 9/30/17 12/31/17 Beginning balance $32 $27 $23 $20 $16 Additions (release) (6) (4) (2) (3) (1) Net (charge-offs) / recoveries 1) 0) (1) (1) (0) Ending Balance $27 $23 $20 $16 $15 Repurchase pipeline ($mm) Repurchase reserve ($mm) ASSET QUALITY $6 $6 $4 $5 $3 12/31/16 3/31/2017 6/30/2017 9/30/2017 12/31/2017 47 Repurchase rate(1)(2) 1) As reported, where available, by Inside Mortgage Finance and Inside Mortgage Trends for the top 25 mortgage originators for 2Q17 and 3Q17. 2) Repurchase rate is defined as mortgages repurchased / mortgages originated. 2 0.031% 0.029% 0.011% Average Median Flagstar

NON-GAAP RECONCILIATION

4th Quarter 2017

Non-GAAP reconciliation

$mm

Adjusted Net Income and Diluted Earnings per Share	3 Months 12/31/2017	Year Ended 12/31/2017	Year Ended 12/31/2016
Net Income	$ (45)	$ 63	$ 171
Adjustment to remove DOJ benefit (1)	-	-	(16)
Adjustment to remove tax reform charge (2)	80	80	-
Adjusted Net Income	$ 35	$ 143	$ 155
Deferred cumulative preferred stock divdends	-	-	(18)
Adjusted net income applicable to common shareholders	$ 35	$ 143	$ 137
Weighted average diluted common shares	58,311,881	58,178,343	57,597,667
Adjusted Diluted Earnings per Share	$ 0.60	$ 2.47	$ 2.38

Tangible Book Value per Share	as of 12/31/2017
Total stockholders' equity	$ 1,399
Goodwill and intangibles	21
Tangible book value	$ 1,378
Number of common shares oustanding	57,321,228
Tangible book value per share	$ 24.04

December 31, 2017	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
Regulatory capital - Basel III to capital simplification				
Basel III	$ 1,216	$ 1,442	$ 1,442	$ 1,576
Net change in deductions to DTAs, MSRs and other capital components	111	125	125	131
Basel III with capital simplification	$ 1,327	$ 1,567	$ 1,567	$ 1,707
Risk-weighted assets – Basel III to capital simplification				
Basel III assets	$ 10,579	$ 16,951	$ 10,579	$ 10,579
Net change in assets	655	125	655	655
Basel III with capital simplification	$ 11,234	$ 17,076	$ 11,234	$ 11,234
Capital ratios				
Basel III (transitional)	11.5%	8.5%	13.6%	14.9%
Basel III with capital simplification	11.8%	9.2%	13.9%	15.2%

1) Reflects the exclusion of the 3Q16 Department of Justice ("DOJ") benefit.
2) Reflects the 4Q17 non-cash charge resulting from Tax Cuts and Jobs Act.

48

Flagstar Bancorp